CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock of 50¢ par value of J. C. Penney Company, Inc.	13,388,673	$26.85	$359,485,870.05	$20,059.31

(1) Pursuant to Rule 416 under the Securities Act of 1933, the Registrant is also registering an indeterminable number of shares of Common Stock as may be issued from time to time as a result of stock splits and stock dividends.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on May 15, 2009.

PROSPECTUS SUPPLEMENT	Filed pursuant to
To Prospectus Dated May 19, 2009	Rule 424(b)(3)
SEC File No. 333-142317-01

 13,388,673 Shares

J. C. Penney Company, Inc.

COMMON STOCK
____________________

The J. C. Penney Corporation, Inc. Pension Plan Trust (Selling Stockholder) is offering 13,388,673 shares of common stock of 50¢ par value (common stock) of J. C. Penney Company, Inc. (Company) contributed by the Company to the Selling Stockholder in a private transaction.  The shares of common stock are held by State Street Bank and Trust Company, the trustee of the Selling Stockholder, and may be offered for sale, from time to time, upon the instructions of Evercore Trust Company, N.A. or its successor, the independent, third party investment fiduciary appointed to manage the shares of common stock.

The shares of common stock to which this prospectus relates may be sold from time to time through public or private transactions on or off the New York Stock Exchange (NYSE), and at prevailing market prices or negotiated prices, all as more fully described under “Plan of Distribution.”  The proceeds from the sale of the shares of common stock to which this prospectus relates are solely for the account of the Selling Stockholder.  The Company will not receive any of the proceeds from such sales.  See “Use of Proceeds” in the accompanying prospectus.

The Company’s common stock trades on the NYSE under the symbol “JCP.”  On May 18, 2009, the last reported sale price of our common stock on the NYSE was $27.16.

Investing in our common stock involves certain risks.  You should carefully consider the risks described under the “Risk Factors” section beginning on page S-1 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009 and our other filings with the Securities and Exchange Commission.
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This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus dated May 19, 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
____________________

The date of this prospectus supplement is May 19, 2009.

This document is in two parts.  The first is this prospectus supplement, which describes the specific terms of this common stock offering.  The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.  If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this document, including the information incorporated by reference, or to which we have referred you.  We have not authorized anyone to provide you with information that is different.  Before purchasing any common stock, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Incorporation by Reference” in the accompanying prospectus.  This document may only be used where it is legal to sell these securities.  You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates of the prospectus supplement and the accompanying prospectus.

RISK FACTORS

Investing in our common stock involves risk.  You should carefully consider all of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to make an investment.  In particular, you should carefully consider the risks and uncertainties included in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended January 31, 2009 and incorporated by reference into the accompanying prospectus as well as those referred to below and the “Cautionary Statement Regarding Forward-Looking Statements” in the accompanying prospectus.  These risks and uncertainties are not the only ones we may face.  Additional risks and uncertainties not presently known to us may also impair our business operations.  If any of the described risks actually occurs, our business, financial condition or results of operations could be materially adversely affected and the value of our common stock could decline significantly and you may lose all or part of your investment.

Risks Relating to Ownership of Our Common Stock

The market price and trading volume of our common stock may be volatile, which may make it difficult for you to resell your shares of common stock when you want or at prices you find attractive.

The market price of our common stock may fluctuate in response to the following factors, some of which are beyond our control:

•	fluctuations in our operating results, including results that vary from expectations of management, analysts and investors;

•	changes in investors’ and analysts’ perception of the business risks and conditions of our business;

•	broader market fluctuations;

•	general financial, economic and political conditions;

•	regulatory changes affecting our industry generally or our business and operations;

•	announcements of strategic developments, acquisitions, financings and other material events by us or our competitors;

•	the sale of a substantial number of shares of our common stock held by existing security holders in the public market; and

•	general conditions in the retail industry.

The stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of particular companies.  These broad market fluctuations may adversely affect the trading price of our common stock, make it difficult to predict the market price of our common stock in the future and cause the value of your investment to decline.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from and stockholder approval is not required to issue additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock except any stockholder approval required by the NYSE.  Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of our common stock.  We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

You may not receive dividends on the common stock.

Holders of our common stock are only entitled to receive such dividends as our Board of Directors (Board) may declare out of funds legally available for such payments.  We are a holding company conducting all of our operations through our wholly owned subsidiary, J. C. Penney Corporation, Inc., and its subsidiaries.  As a result, our ability to make dividend payments on the common stock depends primarily on the receipt of dividends and other distributions from our direct and indirect subsidiaries.  Although the Board has historically declared cash dividends on our common stock, it is not required to do so and may reduce or eliminate our common stock dividend in the future.

Our common stock is equity and is subordinate to our existing and future indebtedness and effectively subordinated to all the indebtedness claims against our subsidiaries.

Shares of our common stock are equity interests and do not constitute indebtedness.  As such, shares of our common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in a liquidation.  In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the common stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized.  As a result, the common stock effectively is subordinated to all existing and future liabilities and obligations of our subsidiaries.  As of May 15, 2009, we had approximately $3.4 billion of outstanding long-term debt.

Anti-takeover provisions could negatively impact our stockholders.

Provisions of Delaware law and our Restated Certificate of Incorporation, as amended, and Bylaws, as amended, could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us.  For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make if more difficult for another party to acquire us without the approval of our Board.  Additionally, our Restated Certificate of Incorporation authorizes our Board to issue preferred stock, which could be issued as a defensive measure in response to a takeover proposal.  These provisions could make it more difficult for a third party to acquire us.

PLAN OF DISTRIBUTION

The Selling Stockholder may offer the shares from time to time, depending on market conditions and other factors, in one or more transactions on the New York Stock Exchange or any other national securities exchange or automated interdealer quotation system on which shares of our common stock are then listed, through negotiated transactions or otherwise.  The shares may be sold at prices and on terms then prevailing, at prices related to the then-current market price or at negotiated prices.  The shares may be offered in any manner permitted by law, including through brokers, dealers or agents, and directly to one or more purchasers.  Sales of the shares may involve:

•	block transactions in which the broker or dealer engaged will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

The independent, third party investment fiduciary and the Selling Stockholder will act independently of us with respect to the timing, manner and size of each sale.

The Selling Stockholder may, upon instructions from the independent, third party investment fiduciary, effect such transactions by selling shares of common stock to or through broker-dealers.  Such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of shares for whom they may act as agent in amounts to be negotiated.  Such compensation may be received if the broker-dealer acts as either an agent or as a principal.  The Selling Stockholder does not expect these discounts or commissions to exceed what is customary in the types of transactions involved.  Any offering price, and any discounts or concessions allowed or reallowed or paid to dealers, may be changed from time to time.

The aggregate proceeds to the Selling Stockholder will be the sales price of the shares of common stock, less discounts and commissions, if any.

In offering the shares of common stock covered by this prospectus, the Selling Stockholder and any broker-dealers or agents who execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales.  Any profits realized by the Selling Stockholder and the compensation of any broker-dealer or agent may be deemed to be underwriting discounts and commissions.  We know of no existing arrangements between the Selling Stockholder and any broker-dealer or other agent relating to the sale or distribution of the shares of common stock.  The Company has not engaged any broker-dealer or agent in connection with the distribution of the shares of common stock.

Broker-dealers and agents, and their respective affiliates, may be engaged in transactions with, or perform commercial or investment banking or other services for, us or our subsidiaries or affiliates, in the ordinary course of business.

All of the shares of common stock to which this prospectus relates will be listed on the NYSE.

PROSPECTUS

J. C. Penney Company, Inc.

COMMON STOCK
____________________

This prospectus covers the resale, from time to time, by the J. C. Penney Corporation, Inc. Pension Plan Trust (Selling Stockholder), of shares of common stock of 50¢ par value (common stock) of J. C. Penney Company, Inc. (Company).  The number of shares to be sold by the Selling Stockholder shall be specified from time to time in a prospectus supplement.  The shares of common stock will be held by State Street Bank and Trust Company, the trustee of the Selling Stockholder (Trustee), and sold upon the instructions from an independent, third party investment fiduciary appointed to manage the shares of common stock contributed to the Selling Stockholder.  The investment fiduciary will determine the time and manner of sale of the shares of common stock.  See “Selling Stockholder.”

The shares of common stock to which this prospectus relates may be sold from time to time through public or private transactions on or off the New York Stock Exchange (NYSE), and at prevailing market prices or negotiated prices, all as will be more fully described in a prospectus supplement.

The proceeds from the sale of the shares of common stock to which this prospectus relates are solely for the account of the Selling Stockholder.  The Company will not receive any of the proceeds from such sales.  See “Use of Proceeds.”

The Company’s common stock trades on the NYSE under the symbol “JCP.”  On May 18, 2009, the last reported sale price of our common stock on the NYSE was $27.16.

The principal executive offices of J. C. Penney Company, Inc. are located at 6501 Legacy Drive, Plano, Texas 75024, and the telephone number is (972) 431-1000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is May 19, 2009.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf process, the Selling Stockholder may offer our shares of common stock in one or more offerings. This prospectus provides you with a general description of our common stock.  Some transactions in which the Selling Stockholder offers shares of our common stock under this registration statement may require that we provide a prospectus supplement that will contain additional information about the terms of that offering.  The prospectus supplement may also add to, update or change information contained in this prospectus; accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

You should rely only on the information in this prospectus, and any supplement to this prospectus, including the information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholder is not making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing or incorporated by reference in this prospectus and any prospectus supplement is accurate only as of the date indicated on the front cover of these documents or the date of the document incorporated by reference. The Company’s business, financial condition, results of operations, and other information contained in the prospectus and any prospectus supplement may have changed since that date.

Unless indicated otherwise, as used in this prospectus, the terms “JCPenney,” “we,” “us,” “our,” or the “Company” refer to J. C. Penney Company, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our filings with the SEC are available on the Internet at the SEC’s EDGAR website at  http://www.sec.gov or from our website at  www.jcpenney.net . You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at the following address:

100 F Street, N.E.
Washington, D.C. 20549

You can call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the offices of the NYSE, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you can call (212) 656-5060. Information about us is also available at our website at  www.jcpenney.net. Our website and the information contained on it are not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the corresponding information contained in this prospectus.

We specifically are incorporating by reference the following documents:

•	Our annual report on Form 10-K for the fiscal year ended January 31, 2009 (other than information contained therein deemed to have been furnished and not filed in accordance with SEC rules);
•	Our current reports on Form 8-K filed March 3, 2009, March 17, 2009, April 13, 2009, April 14, 2009, April 28, 2009, May 12, 2009 and our current report on Form 8-K furnished on May 15, 2009; and
•
Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished to, rather than filed with, the SEC, after the date of this prospectus until all of the securities being registered by this registration statement are sold.

You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:

J. C. Penney Company, Inc.
6501 Legacy Drive
Plano, Texas 75024
Telephone: (972) 431-3436
Attention: Investor Relations

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the documents incorporated herein by reference may contain forward-looking statements made within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “will,” “expects,” “intends,” “ plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other comparable terminology. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Those risks, uncertainties and other factors include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, trade restrictions, changes in tariff, freight, paper and postal rates, changes in cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, risks associated with war, an act of terrorism or pandemic, and a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information. Furthermore, the Company typically earns a disproportionate share of its operating income in the fourth quarter due to holiday buying patterns, and such buying patterns are difficult to forecast with certainty. Additional information regarding these and other factors may be contained in our filings with the SEC, especially on Forms 10-K,  10-Q and 8-K. The list of factors identified above and in the aforementioned reports is not exhaustive and new factors may emerge or changes to these factors may occur that would impact our business. All such risk factors are difficult to predict and contain material uncertainties that may affect actual results and may be beyond our control.

We also used other factors and assumptions not identified above in deriving the forward-looking statements. Our failure to realize these other assumptions or the impact of the other factors may also cause actual results to differ materially from those projected.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. You are cautioned not to rely on the forward-looking statements, which speak only as of the date of this prospectus or, where applicable, a prospectus supplement or document incorporated by reference. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of any prospectus supplement nor are we under any obligation to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

THE COMPANY

Since J. C. Penney Company, Inc.’s founding by James Cash Penney in 1902, the Company has grown to be a major retailer, operating 1,101 JCPenney department stores throughout the continental United States, Alaska and Puerto Rico as of May 15, 2009. The Company’s business consists of selling merchandise and services to consumers through its department stores and Direct (Internet/catalog) channels. Department stores and Direct generally serve the same type of customers and provide virtually the same mix of merchandise. Department stores accept returns from sales made in stores, via the Internet and through catalogs. The Company markets family apparel and footwear, accessories, fine and fashion jewelry, beauty products through Sephora inside JCPenney and home furnishings. In addition, the department stores provide customers with services such as salon, optical, portrait photography and custom decorating.

On January 27, 2002, J. C. Penney Company, Inc. was reorganized into a holding company structure. As part of this restructuring, the former J. C. Penney Company, Inc. changed its name to “J. C. Penney Corporation, Inc.” and became a wholly owned subsidiary of a newly formed affiliated holding company. The new holding company assumed the name “J. C. Penney Company, Inc.” Shares of common and preferred stock of J. C. Penney Corporation, Inc.

outstanding as of January 27, 2002 were automatically converted into the identical number and type of shares of common and preferred stock of J. C. Penney Company, Inc. Shares of common stock of 50¢ par value of J. C. Penney Company, Inc. are publicly traded on the NYSE under the symbol “JCP.”

J. C. Penney Company, Inc. derives its operating income and cash flow from J. C. Penney Corporation, Inc. and is also the co-obligor or guarantor, as the case may be, on all outstanding debt of J. C. Penney Corporation, Inc. which has been registered with the SEC.

USE OF PROCEEDS

The proceeds from the sale of the common stock to which this prospectus relates are solely for the account of the Selling Stockholder.  The Company will not receive any of the proceeds from such sales.

SELLING STOCKHOLDER

This prospectus covers the resale, from time to time, by the Selling Stockholder of shares of JCPenney common stock.  The number of shares to be sold by the Selling Stockholder shall be specified from time to time in a prospectus supplement.

The registration of the shares of common stock does not necessarily mean that the Selling Stockholder will sell all or any of the shares of common stock registered by the registration statement of which this prospectus forms a part.  The Selling Stockholder may offer and sell all or any portion of the shares of common stock covered by this prospectus and any applicable prospectus supplement from time to time but is under no obligation to offer or sell any such shares.  Because the Selling Stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of common stock covered by this prospectus, or may acquire additional shares from us in the future, we cannot determine the number of such shares of common stock that will be sold, transferred or otherwise disposed of by the Selling Stockholder or the amount or percentage of shares of common stock that will be held by the Selling Stockholder upon termination of any particular offering.

The Selling Stockholder is a tax-qualified trust that holds the assets for the J. C. Penney Corporation, Inc. Pension Plan.  The shares of common stock are held in the custody of the Trustee, 2 Avenue de Lafayette, 2nd Floor, Boston, Massachusetts 02111.  We currently have on-going banking relationships with the Trustee in the ordinary course of business and expect to continue to have similar relationships with the Trustee in the future.  The shares of common stock are held in a separate investment account at the Trustee.  An independent, third party investment fiduciary has been appointed by the Benefit Plans Investment Committee of J. C. Penney Corporation, Inc. (BPIC) to instruct the Trustee as to any disposition of the shares of common stock held by the Selling Stockholder.  This investment fiduciary will have sole authority to manage the shares of common stock, subject to general investment criteria established by the BPIC.

The shares offered by this prospectus are the only shares of common stock of the Company owned by the Selling Stockholder as of May 19, 2009.

DESCRIPTION OF CAPITAL STOCK

As of May 15, 2009, the Company’s authorized capital stock consisted of 1,250,000,000 shares of common stock of 50¢ par value, of which 222,421,056 shares were issued and outstanding, and 25,000,000 shares of preferred stock, without par value, of which no shares were issued and outstanding. The authorized shares of any class of stock may be increased or decreased, as the case may be, by the affirmative vote of the holders of a majority of the outstanding shares of the stock entitled to vote. The descriptions set forth below of the common stock and preferred stock (as hereinafter described) constitute brief summaries of certain provisions of the Company’s Restated Certificate of Incorporation, as amended, referred to in this document as its “Charter,” and its Bylaws, as amended, and are qualified in their entirety by reference to the relevant provisions of such documents. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain copies of these documents. In this section entitled “Description of Capital Stock,” when we refer to the “Company,” “JCPenney,” “we,” “our,” or “us”, we are referring to J. C. Penney Company, Inc. and none of its subsidiaries.

Common Stock

Holders of common stock are entitled to one vote per share with respect to each matter submitted to a vote of the stockholders of JCPenney, including the election of directors, subject to voting rights that may be established for shares of preferred stock. Our Charter does not provide for cumulative voting nor are holders of common stock entitled to any preemptive rights to purchase or subscribe for any of the Company’s securities. Shares of common stock are neither redeemable nor convertible, and there are no sinking fund provisions relating to these shares. Subject to the prior rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive such dividends as may be lawfully declared from time to time by our Board of Directors (Board). Upon any voluntary or involuntary liquidation, dissolution or winding up of JCPenney, holders of common stock will share equally in the assets remaining after the Company pays all of its creditors and satisfies all of its obligations to preferred stockholders.

The outstanding shares of common stock are fully paid and nonassessable. Additional shares of common stock may be issued, as authorized by our Board from time to time, without stockholder approval, except any stockholder approval required by the NYSE.

BNY Mellon Shareowner Services is the transfer agent and registrar of the common stock.

Preferred Stock

Our Charter authorizes 25,000,000 shares of preferred stock, without par value.  No shares of preferred stock are issued and outstanding.

Certain Charter, Bylaw and Delaware Law Provisions

Our Charter and Bylaws and the Delaware General Corporation Law contain several provisions that may make it more difficult to acquire or control us by means of a tender offer, open market purchases, proxy fight or otherwise.

Election of Directors; Removal of Directors; Action by Written Consent

Our directors are elected annually.  In a non-contested election, each director must be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election.  Our Bylaws provide that in a non-contested election, any nominee for director that is an incumbent director and does not receive a majority of the votes cast “For” his or her election must promptly tender his or her resignation, and the Board of Directors, excluding the director who tenders his or her resignation, must promptly decide whether to accept or reject the resignation.  Absent a compelling reason for the director to remain on the Board, as determined by the other directors in the exercise of their business judgment, the Board shall accept the resignation.  The Company will promptly and publicly disclose the Board’s decision, together with an explanation of how the decision was reached.  In a contested election, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the stockholder meeting and entitled to vote on the election of directors.  Additionally, our Bylaws provide that members of our Board may be removed, with or without cause, only upon the vote of 80 percent of the voting power of all classes of our voting stock.

Our Charter and Bylaws also provide that stockholders may only take action at an annual or special meeting of the stockholders and not by written consent of stockholders. The provisions regarding action by written consent require the vote of 80 percent of the voting power of all classes of our voting stock in order to remove or amend them.

These provisions may have the effect of discouraging anyone from attempting to acquire control of us and could deter open market purchases of our common stock.

Business Combinations with Interested Stockholders

Our Charter provides that approval of business combinations with interested stockholders requires the vote of 80 percent of the combined voting power of the then-outstanding shares of all classes and series of our stock entitled to vote generally in the election of directors.

An “interested stockholder” is defined in our Charter as a person (other than the Company, any subsidiary or any employee benefit plan of the Company or any subsidiary) who or which:

•	is the beneficial owner, directly or indirectly, of ten percent or more of the voting power of all classes of our voting stock;

•
is an affiliate of the Company and at any time within the two-year period before the date in question was the beneficial owner of ten percent or more of the voting power of all classes of our voting stock; or

•	is an assignee of shares of voting stock which were owned by an interested stockholder in the preceding two years.

A “business combination” is defined in our Charter to mean:

•	a merger or consolidation with an interested stockholder;
•
a sale, lease, exchange, mortgage, pledge, transfer or other disposition of our property having a fair market value of $100 million or more to an interested stockholder or a purchase, lease, exchange, mortgage, pledge, transfer or other acquisition by us from an interested stockholder of property having such fair market value;

•
an issuance or transfer by the Company or any subsidiary of any securities of the Company or any subsidiary to any interested stockholder in exchange for cash, securities or other property having a fair market value of $100 million or more;

•	any reclassification of securities or recapitalization of the Company that has the effect of increasing the voting power of an interested stockholder; and
•	transactions having a similar effect to those listed above.

A business combination will not need to receive the 80 percent vote outlined above if it meets one of the following tests:

•
the business combination is approved by a majority of the members of the Board who are not affiliated with the interested stockholder and who were Board members prior to the interested stockholder becoming an interested stockholder; or

•
the consideration to be paid by the interested stockholder in the business combination meets various tests set forth in the Charter designed to ensure that the form and amount of consideration to be paid by the interested stockholder is fair to the other stockholders.

The business combination provisions outlined above may have the effect of discouraging anyone from attempting to acquire control of us and could deter open market purchases of our common stock.

Stockholder Proposals and Nominations

Our Bylaws provide that any stockholder may present a nomination for director at an annual meeting of stockholders only if advance notice of such nomination has been delivered to us not less than 90 days prior to the meeting. If an election of directors is to be held at a special meeting of stockholders, notice by the stockholder must be received not later than seven days after the notice of such meeting was given to stockholders. Similarly, any stockholder may present a proposal at an annual meeting only if advance notice of the proposal has been delivered to us not less than 90 days prior to the meeting. The foregoing notices must describe the proposal to be brought at the meeting or the nominee for director, as applicable, as well as provide personal information regarding the stockholder giving the notice, the number of shares owned by the stockholder, his or her interest in such proposal and, with respect to nominations for director, such information with respect to the nominees as would be required to be included in a proxy statement filed by us with the SEC. In addition, our Bylaws provide that only the Board can call special meetings of stockholders and that the only business that may be brought before a special meeting is such business specified by the Board in the notice of such meeting. These procedural requirements could have the effect of delaying or preventing the submission of matters proposed by any stockholder to a vote of the stockholders. The provision of the Bylaws containing the procedural requirements regarding advance notice of nominations for our Board may only be amended by a vote of 80 percent of the voting power of all classes of our voting stock.

Delaware Law

Section 203 of the General Corporation Law of the State of Delaware applies to us. Under certain circumstances, Section 203 limits the ability of an interested stockholder to effect various business combinations with the Company for a three-year period following the time that such stockholder becomes an interested stockholder. For purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within the immediately preceding three years did own, 15 percent or more of our voting stock.

An interested stockholder may not engage in a business combination transaction with the Company within the three-year period unless:

•	before the stockholder became an interested stockholder, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction in which the stockholder became an interested stockholder, the interested stockholder owned at least 85 percent of our voting stock (excluding shares owned by officers, directors or certain employee stock purchase plans); or

•
at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 ⅔ percent of the outstanding voting stock which is not owned by the interested stockholder.

Limitations on Directors’ Liability

JCPenney’s Charter eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty as a director. This provision does not, however, eliminate or limit the personal liability of a director:

•	for any breach of such director’s duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions; or
•	for any transaction from which the director derived an improper personal benefit.

This provision offers persons who serve on our Board protection against awards of monetary damages resulting from breaches of their fiduciary duty (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the Company and limits our ability or the ability of one of our stockholders to prosecute an action against a director for a breach of fiduciary duty. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

Our Bylaws provide that we may indemnify any of our officers or directors to the fullest extent permitted by the Delaware General Corporation Law.

LEGAL MATTERS

The legality of the common stock offered hereby has been passed upon for the Company by Janet L. Dhillon, Executive Vice President, General Counsel and Secretary of the Company. A copy of this legal opinion was filed as an exhibit to the registration statement containing this prospectus. As of May 15, 2009, Ms. Dhillon had outstanding options to purchase 63,796 shares of J. C. Penney Company, Inc. common stock.
EXPERTS

The consolidated financial statements of J. C. Penney Company, Inc. as of January 31, 2009 and February 2, 2008 and for each of the years in the three-year period ended January 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2009 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s report with respect to the consolidated financial statements refers to the Company’s adoption of the provisions of the Financial Accounting Standards Board’s (FASB) Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements” in fiscal year 2008, the measurement date provisions of SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” on February 3, 2008, the recognition and disclosure provisions of SFAS No. 158 on February 3, 2007, and FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” on February 4, 2007.

 13,388,673 Shares

J. C. Penney Company, Inc.

COMMON STOCK

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PROSPECTUS SUPPLEMENT

May 19, 2009

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